                                                                   EXHIBIT 10.25

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

          This Fourth Amendment to Lease ("Fourth Amendment") is made and entered into as of December 18, 2000, by and between EOP 10960 WILSHIRE L.L.C., a Delaware limited liability company, successor-in-interest to 10960 Property Corporation, a Delaware corporation ("Landlord"), SABAN ENTERTAINMENT, INC., a Delaware corporation ("Tenant").

                               R E C I T A L S:
                               - - - - - - - -

          A.  Original Premises and Third Floor.  Landlord and Tenant entered
              ---------------------------------
into that certain Office Lease dated July 17, 1995 (the "Office Lease"), between 10960 Property Corporation, a California corporation, predecessor-in-interest to EOP-10960 Wilshire, L.L.C., a Delaware limited liability company, doing business in California as EOP-10960 Wilshire, LLC, a Delaware limited liability company ("Landlord"), and Saban Entertainment, Inc., a Delaware corporation ("Tenant"), whereby Landlord leased to Tenant approximately 111,225 rentable square feet of space located on the second (2nd) , fourth (4th), twenty-second (22nd), twenty-third (23rd) and twenty-fourth (24th) floors (collectively, the "Original Premises") of the building located at 10960 Wilshire Boulevard, Los Angeles, California (the "Building"), as amended by that certain First Amendment to Office Lease, regarding Tenant's lease of approximately 23,504 rentable square feet of space on the third (3rd) floor of the Building (the "3rd Floor Expansion Premises") (the Original Premises and the 3rd Floor Expansion Premises are collectively referred to herein as the "Premises"), dated August 1, 1997 (the "First Amendment"); that Second Amendment regarding the installation of telecommunication equipment on the roof dated December 21, 1998 (the "Second Amendment"); that certain antenna agreement dated November 1, 1999 (the "Third Amendment") that certain letter agreement dated January 26, 1998 (the "First Interim Agreement") (collectively, the "Lease").

          B.  Fifth, Seventh, Eighteenth and Twentieth Floors.  Landlord and
              -----------------------------------------------
Tenant subsequently entered into that certain binding letter of intent dated August 29, 1997 (the "Letter of Intent") whereby Tenant leased approximately 24,161 rentable square feet of space located on the eighteenth (18th) floor of the Building (the "18th Floor Space"), approximately 23,708 rentable square feet of space located on the seventh (7th) floor of the Building (the "7th Floor Space") and approximately 10,427 rentable square feet of space located on the fifth (5th) floor of the Building (the "5th Floor Space"). Landlord and Tenant subsequently agreed that Landlord would lease to Tenant and Tenant would lease from Landlord approximately 24,244 rentable square feet of space located on the twentieth (20th) floor (the "20th Floor Space") of the Building (the 18th Floor Space, the 7th Floor Space, the 5th Floor Space and the 20th Floor Space are collectively referred to as the "Second Expansion Space").

          C.  Arbitration of Fifth, Seventh, Eighteenth and Twentieth Floors.
              --------------------------------------------------------------
Landlord and Tenant entered into binding arbitration to determine the rental rate for Tenant's lease of the Second Expansion Space, and in connection therewith Landlord and Tenant entered into that certain arbitration agreement (the "Arbitration Agreement"), dated May, 1998, whereby Landlord and Tenant set forth the procedure to be used for the arbitration of the rental rate and other terms for the Second Expansion Space. Furthermore, Landlord and Tenant entered into the

First Interim Agreement, whereby Landlord and Tenant agreed upon certain terms of Tenant's lease of the Second Expansion Space and awaited the results of other terms which would result from the arbitration.

          D.  Tenth Floor.  Tenant attempted to exercise its right pursuant to
              -----------
Section 1.5 of the Lease, to lease approximately 23,847 rentable square feet of space on the tenth (10th) floor (the "10th Floor Space") of the Building. A dispute arose between the parties regarding whether a binding contract existed between the parties as of December 30, 1999 regarding the lease of the 10th Floor Space. The parties agreed that Tenant would lease the 10th Floor Space from Landlord and Landlord would lease the 10th Floor Space to Tenant with the only issue being what the rental rate and tenant improvement allowance would be for the 10th Floor Space. The parties agreed that Tenant would be deemed to have validly exercised its right to lease the 10th Floor Space and the dispute (limited to whether the rate for such space would be the rate proposed by Landlord or a market rate determined by arbitration) was submitted to binding arbitration.

          E.  First Arbitration Results; Fourth Amendment.  The arbitration
              -------------------------------------------
determined (a) that the rental rates for Tenant's lease of the Second Expansion Space would be as set forth in Tenant's offer to Landlord and (b) that Tenant would lease the 10th Floor Space at the rate set forth in Landlord's offer to Tenant for such space as more specifically set forth in the award by arbitrator James Lonergan which award was incorporated in a letter dated March 3, 2000 ("Award") to Mr. Anton N. Natsis and Mr. Michael E. Meyer. The Award was accepted and reconfirmed by Landlord and Tenant pursuant to an April 13, 2000 letter from Tenant to Landlord which was executed by both Landlord and Tenant. The results of the arbitration and the Award shall be commemorated by the parties in this Fourth Amendment, as set forth in Section 4 of the Second Interim Agreement.

          F.  Fifth, Sixth and Eighth Floors.  Landlord and Tenant entered into
              ------------------------------
an interim agreement, dated July 26, 2000 (the "Second Interim Agreement") whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord approximately 13,187 rentable square feet of space on the fifth (5th) floor (the "Additional 5th Floor Space"), 23,659 rentable square feet of space on the sixth (6th) floor (the "6th Floor Space"), and approximately 23,731 rentable square feet of space located on the eighth (8th) floor (the "8th Floor Space") of the Building (collectively, the approximately 60,577 rentable square feet of space shall be referred to herein as the "Third Expansion Space"). Attached to the Second Interim Agreement was a Second Amendment to Guaranty, whereby Landlord and Tenant agreed that the aggregate liability of the Guarantors, The News Corporation Limited, a South Australian corporation, and News Publishing Australia Limited, a Delaware corporation, is $6,608,653.25, subject to reductions as set forth in the Second Amendment to Guaranty.
Pursuant to the Second Interim Agreement, Landlord and Tenant agreed upon certain temporary terms of Tenant's lease of the Third Expansion Space until the parties could agree on permanent terms. Landlord and Tenant have agreed upon the terms of Tenant's lease of such space, the terms of which are set forth below.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                              A G R E E M E N T:
                              -----------------

          1.  Defined Terms.  Except as explicitly set forth in this Fourth
              -------------
Amendment, each initially capitalized term when used herein shall have the same respective meaning as is set forth in the Lease.

          2.  Tenant's Lease of the Premises.  Tenant shall continue to lease
              ------------------------------
the Premises from Landlord upon the terms set forth in the Office Lease and the First Amendment.

          3.  Deletions of Previous Agreements.  Landlord and Tenant hereby
              --------------------------------
acknowledge and agree that as of the mutual execution and delivery of this Fourth Amendment, the First Interim Agreement, which sets forth temporary terms for Tenant's lease of the Second Expansion Space, and the Second Interim Agreement, which sets forth temporary terms for Tenant's lease of the Third Expansion Space, are hereby deleted in their entirety and of no further force and effect. The terms of Tenant's lease of the Second Expansion Space and the Third Expansion Space shall be as set forth in this Fourth Amendment.

          4.  Second Expansion Space.  Pursuant to the Award, the following
              ----------------------
terms shall apply to Tenant's lease of the Second Expansion Space. Except as set forth below, Tenant's lease of the Second Expansion Space shall in all respects be in accordance with the terms of the Lease.

              4.1  5th Floor Space.  The term of Tenant's lease of the 5th Floor
                   ---------------
Space commenced on September 20, 1997. Tenant shall pay Base Rent for the 5th Floor Space in the amount of $22,730.86 per month (i.e. $2.18 per rentable square foot times 10,427 rentable square feet). Tenant shall be entitled to an improvement allowance in connection with Tenant's lease of the 5th Floor Space in the amount of $312,810.00 (i.e. $30.00 per rentable square foot times 10,427 rentable square feet) and a space planning allowance in the amount of $1,564.05 (i.e. $0.15 per usable square foot times 10,427 rentable square feet). Tenant shall have the right to rent from Landlord pursuant to Section 28.1 of the Lease up to an additional 34 parking passes rented by Tenant in connection with Tenant's lease of the 5th Floor Space, of which 1 space per each 1,000 rentable square feet shall be for a reserved parking space in an amount equal to eighty percent (80%) of the prevailing rate being charged for parking at the Building.

              4.2  7th Floor Space.  The term of Tenant's lease of the 7th Floor
                   ---------------
Space commenced on September 20, 1997. Tenant shall pay Base Rent for the 7th Floor Space in the amount of $51,683.44 per month (i.e. $2.18 per rentable square foot times 23,708 rentable square feet). Tenant shall be entitled to an improvement allowance in connection with Tenant's lease of the 7th Floor Space in the amount of $711,240.00 (i.e. $30.00 per rentable square foot times 23,708 rentable square feet) and a space planning allowance in the amount of $3,556.20 (i.e. $0.15 per usable square foot times 23,708 rentable square feet). Tenant shall have the right to rent from Landlord pursuant to Section 28.1 of the Lease up to an additional 78 parking passes in connection with Tenant's lease of the 7th Floor Space, of which 1 space per each 1,000 rentable square feet shall be for a reserved parking space in an amount equal to eighty percent (80%) of the prevailing rate being charged for parking at the Building.

             4.3  18th Floor Space. The term of Tenant's lease of the 18th Floor
                  -----------------
Space commenced on January 1, 1998. Tenant shall pay Base Rent for the 18th Floor Space in the amount of $55,087.08 per month (i.e. $2.28 per rentable square foot times 24,161 rentable square feet). Tenant shall be entitled to an improvement allowance in connection with Tenant's lease of the 18th Floor Space in the amount of $1,011,690.00 (i.e. $45.00 per usable square foot times 22,482 usable square feet) and a space planning allowance in the amount of $3,372.30 (i.e. $0.15 per usable square foot times 22,482 usable square feet). Tenant shall have the right to rent from Landlord pursuant to Section 28.1 of the Lease up to an additional 79 parking passes rented by Tenant in connection with Tenant's lease of the 18th Floor Space, of which 1 space per each 1,000 rentable square feet shall be for a reserved parking space in an amount equal to eighty percent (80%) of the prevailing rate being charged for parking at the Building.

             4.4  20th Floor Space. The term of Tenant's lease of the 5th Floor
                  ----------------
Space commenced on May 17, 1998. Tenant shall pay Base Rent for the 20th Floor Space in the amount of $55,276.32 per month (i.e. $2.28 per rentable square foot times 24,244 rentable square feet). Tenant shall be entitled to an improvement allowance in connection with Tenant's lease of the 20th Floor Space in the amount of $1,015,065.00 (i.e. $45.00 per usable square foot times 22,557 usable square feet) and a space planning allowance in the amount of $3,383.55 (i.e. $0.15 per usable square foot times 22,557 usable square feet). Tenant shall have the right to rent from Landlord pursuant to Section 28.1 of the Lease up to an additional 80 parking passes rented by Tenant in connection with Tenant's lease of the 20th Floor Space, of which 1 space per each 1,000 rentable square feet shall be for a reserved parking space in an amount equal to eighty percent (80%) of the prevailing rate being charged for parking at the Building.

       5     10th Floor Space. Tenant's lease of the 10th Floor Space shall
             ----------------
commence on October 30, 2000 (i.e. one hundred twenty (120) days following delivery of the 10th Floor Space to Tenant, which occurred on July 1, 2000) and shall expire on the Lease Expiration Date. Tenant shall pay Base Rent for the 10th Floor Space in the amount of $72,733.35 per month (i.e. $3.05 per rentable square foot times 23,847 rentable square feet). Tenant shall be entitled to an improvement allowance in connection with Tenant's lease of the 20th Floor Space in the amount of $166,929.00 (i.e. $7.00 per rentable square foot times 23,847 rentable square feet). Tenant shall have the right to rent from Landlord pursuant to Section 28.1 of the Lease up to an additional 79 parking passes rented by Tenant in connection with Tenant's lease of the 10th Floor Space, of which 1 space per each 1,000 rentable square feet shall be for a reserved parking space, at the prevailing rates being charged for parking at the Building. Except as set forth above, Tenant's lease of the 10th Floor Space shall in all respects be in accordance with the terms of the Lease.

       6     Third Expansion Space. Except as set forth below, Tenant's lease of
             ---------------------
the Third Expansion Space shall in all respects be in accordance with the terms of the Lease.

             6.1  Term. Tenant's lease of the Third Expansion Space commenced on
                  ----
July 10, 2000 (i.e. one hundred fifty (150) days following the date Landlord delivered to Tenant the substantially completed "base building" (as defined in Section 1.5 of the Office Lease) of the Third Expansion Space, which delivery occurred on February 9, 2000). Tenant's lease of the Third Expansion Space shall expire on the Lease Expiration Date.

              6.2  Rent. During the first five (5) Lease Years of Tenant's lease
                   ----
of the Third Expansion Space, Tenant shall pay Base Rent for the Third Expansion Space in the amount of $163,557.90 per month (i.e. $2.70 per rentable square foot times 60,577 rentable square feet). Following the fifth (5th) anniversary of the commencement of Tenant's lease of the Third Expansion Space, Tenant shall pay Base Rent for the Third Expansion Space in the amount of $178,702.15 per month (i.e. $2.95 per rentable square foot times 60,577 rentable square feet).

              6.3  Termination Right.  The terms of Section 2.3.1 of the Office
                   -----------------
Lease shall be applicable to the Third Expansion Space as if such space were included in the Initial Premises leased by Tenant, provided that the Termination Fee applicable to the Third Expansion Space shall equal the "Unamortized Value as of the Termination Date" of the "Concessions" applicable to the Third Expansion Space, as calculated pursuant to the term of Section 2.3.2 of the Office Lease.

              6.4  Tenant Improvement Allowance.  Tenant shall be entitled to an
                   ----------------------------
improvement allowance in connection with Tenant's lease of the Third Expansion Space in the amount of $1,451,424.90 (i.e. $23.96 per rentable square foot times 60,577 rentable square feet) (the "Third Expansion Space Allowance"). The disbursement of the Third Expansion Space Allowance shall be in accordance with the terms of Section 2.2.2 of the Tenant Work Letter.

              6.5  Measurement of Third Expansion Space.  Landlord and Tenant
                   ------------------------------------
hereby acknowledge and agree that the square footages of the Additional 5th Floor Space, the 6th Floor Space and the 8th Floor Space are deemed to be as set forth herein, and shall not be subject to remeasurement.


         7.   Current Terms of Tenant's Lease.  Following the mutual execution
              -------------------------------
and delivery of this Fourth Amendment, the terms of the Lease shall be as set forth below. The Lease Expiration Date is March 31, 2006.

   Portion of the     Rentable Square          Monthly Base
                                               ------------
      Premises            Footage                  Rent           Tenant's Share      Base Year
      --------            -------                  ----           --------------      ---------
------------------------------------------------------------------------------------------------------
      Original            111,125              $263,102.70            20.86%            1996
      Premises                                through March
                                                31, 2001;
                                              $313,153.95 -
                                             Lease Expiration
                                                   Date
------------------------------------------------------------------------------------------------------
     3/rd/ Floor           23,504              $51,708.000             4.41%            1998
      Expansion                              through 2/15/02;
      Premises                                $ 56,409.60 -
                                             2/16/02 - Lease
                                             Expiration Date
------------------------------------------------------------------------------------------------------
  5/th/ Floor Space        10,427               $22,730.86             1.92%            1998
------------------------------------------------------------------------------------------------------
  7/th/ Floor Space        23,708               $51,683.44             4.36%            1998
------------------------------------------------------------------------------------------------------

     Portion of the        Rentable Square       Monthly Base
                                                 ------------
        Premises               Footage               Rent               Tenant's Share     Base Year
        --------               -------               ----               --------------     ---------
------------------------------------------------------------------------------------------------------
   18/th/ Floor Space           24,161            $55,087.08                4.44%            1998
------------------------------------------------------------------------------------------------------
   20/th/ Floor Space           24,244            $55,276.32                4.46%            1998
------------------------------------------------------------------------------------------------------
   10/th/ Floor Space           23,847            $72,733.35                4.39%            2000
------------------------------------------------------------------------------------------------------
    Additional 5/th/            13,187            $35,604.90                4.35%            2000
      Floor Space                               through 7/9/05
                                                  $38,901.65
                                               Lease Expiration
                                                     Date
------------------------------------------------------------------------------------------------------
   6/th/ Floor Space            23,659            $63,879.30                2.42%            2000
                                                through 7/9/05
                                                 $69,794.05 -
                                               Lease Expiration
                                                     Date
------------------------------------------------------------------------------------------------------
   8/th/ Floor Space            23,731            $64,073.70                4.36%            2000
                                               through 7/9/05;
                                                $ 70,006.45 -
                                               Lease Expiration
                                                     Date
------------------------------------------------------------------------------------------------------
                                                     Date
------------------------------------------------------------------------------------------------------
         Totals                301,593            See Above                55.97%             N/A
------------------------------------------------------------------------------------------------------

     8.   Reconciliations. Upon the full execution and delivery of this Fourth
          ---------------
Amendment, Landlord and Tenant shall reconcile the amounts paid and received pursuant to the terms of the First Interim Agreement and the Second Interim Agreement, against the amounts determined to be due pursuant to this Fourth Amendment, and any party which shall have underpaid or been overpaid any amount shall pay the appropriate party the amount due based upon such reconciliation within ten (10) business days following the full execution and delivery of this Fourth Amendment.

     9.   Allocation of Tenant Improvement Allowances. The Tenant Improvement
          -------------------------------------------
Allowances for the various portions of the Premises shall be disbursed by Landlord pursuant to Section 2.2.2 of the Tenant Work Letter; provided, however, that the allowances may be allocated by Tenant, provided such allocation otherwise complies with the terms of this Tenant Work Letter, between the various portions of the Premises, so that, for example, a portion of the allowance described in Section 4.1 of this Third Amendment, which relates to Tenant's lease of the 5th Floor Space, may be utilized by Tenant for improvements in the 7th Floor Space.

     10.  Counterparts. This Fourth Amendment may be executed in counterparts,
          ------------
each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

     11.  Binding Effect. The provisions of this Fourth Amendment shall be
          --------------
binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

     12.  Conflict. Except as explicitly set forth in this Fourth Amendment, all
          --------
of the terms and provisions of the Lease are unmodified and shall remain in full force and effect.

     13.  Audit Rights.  Landlord hereby acknowledges and agrees that Mr. Terry
          ------------
Barger and Cyberlease (collectively, the "Auditors") have been approved to audit Landlord's books and records pursuant to the terms of Section 4.6 of the Lease; subject to the Auditors executing a commercially reasonable confidentiality agreement. Tenant shall instruct the Auditors to keep the results of the audit strictly confidential.

By its execution of this Fourth Amendment, the undersigned, Guarantor under the above-modified Lease, hereby consents to the foregoing modifications of the Lease and hereby reaffirms its obligations pursuant to the Guaranty with respect to the Lease as modified hereby.

THE NEWS CORPORATION LIMITED, a South Australian corporation

By: ILLEGIBLE
    -----------------------------------------

    Its: Director
         ------------------------------------

By: _________________________________________

    Its:_____________________________________


NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation

By: ILLEGIBLE
    -----------------------------------------

    Its: Vice President
         ------------------------------------

By: _________________________________________

    Its: ____________________________________

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Interim Agreement to be executed on the day and date first above written.

                         "Landlord":


                         EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company

                         By: EOP Operating Limited Partnership, a Delaware
                             limited partnership, its sole member

                             By: Equity Offices Properties Trust, a Maryland
                                 real estate investment trust, its managing
                                 general partner

                                 By: /s/ Robert E. Dezzutti
                                     -------------------------------------------
                                 Name: Robert E. Dezzutti
                                       -----------------------------------------
                                 Title: Senior Vice President
                                        ----------------------------------------

                         "Tenant":


                         SABAN ENTERTAINMENT, INC.,
                         a Delaware corporation

                         By: ILLEGIBLE
                             ------------------------------
                             Its: _________________________

                         By: ______________________________
                             Its: _________________________